EXHIBIT 27

                             FINANCIAL DATA SCHEDULE

     The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.


                              (Multiplier of 1,000)

Period Type                                6 months
Fiscal Year end                   December 31, 1996
Period Start                        January 1, 1996
Period End                            June 30, 1996
Cash                                          2,228
Securities                                        0
Receivables                                  64,015
Allowances                                    1,300
Inventory                                         0
Current Assets                               84,424
PP&E                                         15,051
Depreciation                                  3,148
Total Assets                                265,531
Current Liabilities                          63,146
Bonds                                             0
Preferred Mandatory                               0
Preferred                                         0
Common                                            0
Other-Stockholder's Deficit                (31,848)
Total Liabilities and Deficit               265,531
Sales                                        86,334
Total Revenues                               86,334
CGS                                          71,975
Total Costs                                  71,975
Other Expense (Income)                         (50)
Loss Provision                                    0
Interest Expense                             10,342
Pretax Income                                 4,067
Income Tax Provision (Benefit)                2,055
Continuing Income                             2,012
Discontinued                                      0
Extraordinary                                     0
Changes                                           0
Net Income                                    2,012
EPS Primary                                     N/A
EPS Diluted                                     N/A

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